UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007

MERIDIAN INTERSTATE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-33898	20-4652200

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Meridian Street, East Boston, Massachusetts	02128

(Address of principal executive offices)	(Zip Code)
(617) 567-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On December 24, 2007, the Plan of Stock Issuance of Meridian Interstate Bancorp, Inc. was amended and restated to increase the purchase limitations for the subscription offering, direct community offering and syndicated community offering. Specifically, Sections 8.2 and 8.3 of the Plan of Stock Issuance were amended to increase the individual and overall purchase limitations (i) in the subscription and direct community offerings to 5% of the common stock sold in the offering and (ii) in the syndicated community offering to 9.99% of the common stock sold in the offering, provided that orders for stock exceeding 5% of the offering shall not exceed in the aggregate 10% of the offering.

        The foregoing description of the terms of the Plan of Stock Issuance is qualified in its entirety by reference to the Plan of Stock Issuance which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 8.01    Other Events

        On December 26, 2007, Meridian Interstate Bancorp, Inc. issued a press release announcing the conclusion of its subscription and community offerings and an increase in the purchase limitations.

        A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits

        (d)        Exhibits

2.1	Plan of Stock Issuance, as amended and restated
99.1	Press Release Dated December 26, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

Date: December 28, 2007	By:	/s/ Richard J. Gavegnano

Richard J. Gavegnano Chairman and Chief Executive Officer